UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2017

Frequency Electronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   516-794-4500
________________________________________________________________________________
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers;

On November 17, 2017, Admiral S. Robert Foley notified the Board of Directors (the “Board”) of Frequency Electronics, Inc. (the “Company”) that he would retire from the Board effective as of Monday November 20, 2017.  Admiral Foley’s decision to retire was not the result of any disagreement with the Company. Admiral Foley will continue to serve the Company as a pro bono consultant and will be paid a fee of $1.00 per year for these consulting services.

On November 20, 2017, the Board appointed Mr. Jonathan Brolin, age 44, as a director of the Company, to hold office until the Company’s next annual meeting of stockholders and until his respective successor is elected and qualified. There is no arrangement or understanding between Mr. Brolin and any other person pursuant to which he was selected as a director.

A copy of the press release issued by the Company in connection with the appointment of Mr. Jonathan Brolin to the Board is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2017	FREQUENCY ELECTRONICS, INC. By: /s/ Steven L. Bernstein Name: Steven L. Bernstein Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 22, 2017